Exhibit 99.1

Winc Reports Third Quarter 2021 Financial Results

Wholesale Revenue Doubled Driven by Chain Expansion and Core Brand Growth

LOS ANGELES, CA (December 8, 2021) Winc, Inc. (“Winc” or the “Company”) (NYSE American: WBEV), one of the fastest-growing at-scale beverage companies in the United States, today announced financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Highlights Compared to the Third Quarter of 2020

•
Total net revenues increased 3.4% to $18.5 million
•
Wholesale revenues increased 106.9% to $5.5 million
•
DTC revenues declined 12.8% to $12.7 million
•
Net loss increased from $1.3 million to $5.7 million
•
Adjusted EBITDA* loss of $1.4 million versus a loss of $1.0 million
•
The five Core Brands** grew to a total of 44,797 cases, a 34% increase
•
Retail accounts increased 53% to 11,476

“Third quarter results were in line with our expectations as strong growth in wholesale more than offset tough comparisons in our DTC business,” said Geoff McFarlane, Chief Executive Officer. “Winc’s wholesale channel has been strong throughout 2021 with revenues increasing 106.9% in the third quarter of 2021 compared to the third quarter of 2020, 96.4% in the first nine months of 2021 compared to the same period in 2020, and 200% on a two-year stack basis. New retailer relationships are resulting in the rapid expansion of the number of locations where customers can find Winc products while performance continues to improve at existing retail partners. Recent placements at Walmart, Target and Trader Joe’s helped grow our active retail account base to 11,476, and we believe that continued investment in these relationships will allow us to reach our goal of 50,000 active retail accounts over the next several years.”

“Our existing portfolio of 5 core brands continues to grow, reaching 44,797 cases in the third quarter of 2021 and strong performance from Pizzalto, Les Hauts De Lagarde, and Cherries and Rainbows, which leads us to believe that each will become core brands by the end of 2022,” Winc’s President Brian Smith added. “The additional scale of these three products would bring Winc’s ever-growing and diversified suite of proprietary core brands to a total of 8. Our flagship brand, Summer Water, continues to see strong overall sales and retail placement growth. Of all rosé wines reported on in the Nielsen Wine Report, Summer Water has the 4th highest sales growth rate and second smallest all-commodity volume, suggesting that the brand is under-penetrated and has continued growth opportunity through door expansion, especially considering it's highly competitive growth rate at existing placements.”

Third Quarter 2021 Results

Net revenues increased 3.4% to $18.5 million in the third quarter of 2021 compared to $17.8 million in the third quarter of 2020. DTC net revenues of $12.7 million were down 12.8% as compared to the same period in 2020, which benefited from abnormal COVID tailwinds, but increased 84% compared to the third quarter of 2019. Overall, the Company continues to see improvement in average order volume, up 15% from the same period in 2020. Wholesale net revenues of $5.5 million increased 106.9% compared to the third quarter of 2020 due to growth in the number of retail accounts through distributor relationships.

Gross profit of $7.8 million in the third quarter of 2021 was up 3.4% as compared to the third quarter of 2020 and gross profit margin of 42.3% was consistent with the prior year level. In the DTC segment, gross margin was 43.8%, a 30 basis point improvement as compared to the third quarter of 2020 reflecting positive impact of scale and strategic sourcing initiatives. Gross margin in the wholesale segment improved to 38.1% from 31.9% during the same period in 2020 as the Company began to realize scale-related efficiencies.

Total operating expenses in the third quarter of 2021 increased $5.3 million, or 61.3%, compared to the same period in 2020 reflecting investments in growth initiatives and incremental public company expenses. Marketing expenses decreased by 23.3% to $3.7 million as the Company throttled advertising spend in order to maintain efficient marketing payback. Personnel expenses were $7.2 million as compared to $2.1 million in the same period in 2020, with $4.2 million of the increase attributable to non-cash items including stock-based compensation. General and administrative expenses rose 71.3% to $3.0 million due to increased expenses for professional services in support of the Company’s recent initial public offering (the "IPO") and growth-related expenses.

Net loss for the third quarter of 2021 was $5.7 million or ($2.55) per diluted share based on 2.3 million weighted average common shares outstanding as of September 30, 2021 compared to a net loss of $1.3 million or ($1.49) per diluted share in the third quarter of 2020 based on 0.9 million weighted average common shares outstanding as of September 30, 2020.

Adjusted EBITDA loss of $1.4 million in the third quarter of 2021 compared to Adjusted EBITDA loss of $1.0 million in the third quarter of 2020.

Balance Sheet

As of September 30, 2021, prior to the completion of its IPO, the Company had cash of $1.6 million and outstanding borrowings of $6.7 million compared to cash of $7.0 million and outstanding borrowings of $3.7 million at December 31, 2020. The decrease in net cash reflected increased working capital needs to support growth including higher inventories, which totaled $22.4 million as of September 30, 2021 compared to $11.9 million at December 31, 2020.

Initial Public Offering

On November 11, 2021, the Company began trading on the NYSE American exchange under the ticker symbol WBEV and closed its IPO of 1,692,308 shares of common stock at a public offering price of $13.00 per share on November 15, 2021. Total net proceeds to the Company were approximately $17.9 million after deducting underwriting discounts and commissions and other offering expenses. The Company intends to use the net proceeds from the IPO for general corporate purposes. Following the IPO, there were 13,159,170 shares of common stock outstanding and 14,125,942 shares of common stock outstanding on a fully diluted basis.

Conference Call and Webcast

The Company will host a conference call and webcast at 5:00 p.m. ET today to discuss third quarter results. The conference call can be accessed by dialing (877) 705-6003 or for international callers by dialing (201) 493-6725. The live audio webcast can be accessed via the “News & Events” section of the Company’s investor relations website at https://ir.winc.com/ or directly here. An archived replay of the webcast will be available on the Company’s website shortly after the live event has concluded for at least 30 days.

About Winc

Winc is one of the fastest growing at-scale beverage companies in the United States with a successful national portfolio of brands fueled by an omni-channel distribution network. Winc’s unique digital-first marketing strategy and platform, Winc.com, drive e-commerce, deep customer connections, and data analytics, which the Company leverages across an expanding network of wholesale and retail partners to develop and scale brands, propelling its powerful omni-channel growth strategy.

Contact:

Matt Thelen

Chief Strategy Officer and General Counsel

invest@winc.com

424-353-1767

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements contained in this press release other than statements of historical fact, are forward-looking statements, including statements regarding:

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Estimates of our total addressable market, future results of operations, financial position, research and development costs, capital requirements and our needs for additional financing.
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Our expectations about market trends and our ability to capitalize on these trends.
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The impact on our business, financial condition and results of operation from the ongoing and global COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide.
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Our ability to effectively and efficiently develop new brands of wines and introduce products in beverage categories beyond wine.

•
Our ability to efficiently increase online consumer acquisition.
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Our ability to increase awareness of our portfolio of brands in order to successfully compete with other companies.
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Our ability to maintain and improve our technology platform supporting our Winc digital platform.
•
Our ability to maintain and expand our relationship with wholesale distributors and retailers.
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Our ability to continue to operate in a heavily regulated environment.
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Our ability to establish and maintain intellectual property protection or avoid claims of infringement.
•
Our ability to hire and retain qualified personnel.
•
Our ability to obtain adequate financing.

The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, and assumptions, including those set forth in the prospectus filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2021 and our other periodic filings with the SEC.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Any forward-looking statements made herein speak only as of the date of this press release, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations.

_______________________________

* Non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information and “Reconciliation of GAAP to Non-GAAP Financial Measures” for a reconciliation to the most directly comparable financial measure calculated in accordance with U.S. GAAP.

**Throughout this press release, we provide certain key performance indicators used by our management and often used by competitors in our industry. These and other key performance indicators are discussed in more detail in the section entitled “Non-GAAP Financial Measures” in this press release.

Winc, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets:
Cash	$1,612	$7,008
Accounts receivable, net of allowance for doubtful accounts and sales returns of $0.7 million and $0.2 million as of September 30, 2021 and December 31, 2020, respectively	2,886	1,505
Inventory	22,371	11,880
Prepaid expenses and other current assets	4,463	3,046
Total current assets	31,332	23,439
Property and equipment, net	826	654
Intangible assets, net	9,834	—
Other assets	2,209	131
Total assets	$44,201	$24,224
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$5,482	$3,673
Accrued liabilities	6,136	4,759
Contract liabilities	10,995	8,691
Current portion of long-term debt	1,205	1,526
Line of credit	5,500	—
Total current liabilities	29,318	18,649
Deferred rent	139	223
Warrant liabilities	3,746	1,067
Paycheck Protection Program note payable	—	1,364
Long-term debt, net	—	812
Early exercise stock option liability	1,974	—
Other liabilities	1,433	496
Total liabilities	36,610	22,611
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value, 80,083,782 and 71,512,354 shares authorized, 8,384,906 and 7,266,986 shares issued and outstanding, aggregate liquidation preference of $87,385 and $71,746 as of September 30, 2021 and December 31, 2020, respectively	68,884	56,462
Stockholders’ deficit:
Common stock, $0.0001 par value, 115,490,000 and 106,910,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively, 3,153,906 and 945,794, shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	2	1
Treasury stock (168,750 shares outstanding as of both September 30, 2021 and December 31, 2020)	(7)	(7)
Additional paid-in capital	4,854	2,229
Accumulated deficit	(66,142)	(57,072)
Total stockholders’ deficit	(61,293)	(54,849)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$44,201	$24,224

Winc, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net revenues	$18,457	$17,848	$53,573	$47,014
Cost of revenues	10,653	10,302	30,605	28,525
Gross profit	7,804	7,546	22,968	18,489
Operating expenses:
Marketing	3,700	4,824	11,678	11,772
Personnel	7,153	2,055	12,540	5,521
General and administrative	2,987	1,744	8,555	5,117
Production and operation	44	47	97	136
Creative development	131	19	287	73
Total operating expenses	14,015	8,689	33,157	22,619
Loss from operations	(6,211)	(1,143)	(10,189)	(4,130)
Other income (expense)
Interest expense	(127)	(145)	(548)	(676)
Change in fair value of warrant liabilities	248	—	(644)	(229)
Other income (expense), net	358	(27)	2,330	(19)
Total other income (expense), net	479	(172)	1,138	(924)
Loss before provision for income taxes	(5,732)	(1,315)	(9,051)	(5,054)
Income tax expense	1	9	17	15
Net loss	$(5,733)	$(1,324)	$(9,068)	$(5,069)
Net loss per common share:
Basic and diluted	$(2.55)	$(1.49)	$(4.72)	$(5.70)
Weighted-average common shares outstanding:
Basic and diluted	2,252,128	889,559	1,922,559	889,559

Winc, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(9,068)	$(5,069)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	520	396
Amortization of debt issuance costs	118	197
Stock-based compensation	991	174
Change in fair value of warrant liabilities	644	229
Forgiveness of employee loans	3,492	—
Interest income from employee promissory notes	(38)	—
Gain on debt forgiveness - Paycheck Protection Program note payable	(1,364)	—
Change in operating assets and liabilities:
Accounts receivable	114	(347)
Inventory	(8,362)	(1,304)
Prepaid expenses and other current assets	(1,662)	431
Other assets	(1,845)	—
Accounts payable	57	680
Accrued liabilities	377	1,732
Contract liabilities	2,304	4,609
Deferred rent	(84)	(61)
Other liabilities	10	235
Net cash (used in) provided by operating activities	(13,796)	1,902
Cash flows from investing activities
Cash paid for asset acquisition	(8,758)	—
Purchase of property and equipment	(483)	(283)
Loans for employee advances	(6)	(8)
Net cash used in investing activities	(9,247)	(291)
Cash flows from financing activities
Proceeds from Paycheck Protection Program note payable	—	1,364
Borrowings (payments) on line of credit, net	5,500	(6,000)
Repayments of long-term debt	(1,250)	(1,250)
Proceeds from issuance of preferred stock and warrants, net of issuance costs	13,298	4,865
Proceeds from exercise of employee stock options	99	—
Net cash provided by (used in) financing activities	17,647	(1,021)
Net (decrease) increase in cash	(5,396)	590
Cash at beginning of period	7,008	6,418
Cash at end of period	$1,612	$7,008

Supplemental disclosure of cash flow information
Interest paid	$208	$525
Taxes paid	$51	$23

Noncash investing and financing activities
Deferred offering costs in accounts payable and accrued liabilities	$1,308	$—
Employee promissory notes issued for stock option exercises	$3,453	$—
Forgiveness of employee promissory notes issued for stock option exercises	$(3,453)	$—
Vesting of early exercised stock options	$199	$—
Forgiveness of Paycheck Protection Program note payable	$(1,364)	$—
Issued shares of redeemable convertible preferred stock in connection with acquisitions	$1,000	$—

Non-GAAP Financial Measures

Our management believes Adjusted EBITDA and Adjusted EBITDA margin are helpful to investors, analysts and other interested parties because these measures can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. In addition, these measures are frequently used by analysts, investors and other interested parties to evaluate and assess performance. We define Adjusted EBITDA as net loss before interest, taxes, depreciation and amortization, stock based compensation expense and other items we believe are not indicative of our operating performances, such as gain or loss attributable to the change in fair value of warrants. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenues. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statement of operations that are necessary to run our business. Some of these limitations include:

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Adjusted EBITDA and Adjusted EBITDA margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
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Adjusted EBITDA and Adjusted EBITDA margin do not reflect changes in, or cash requirements for our working capital needs; and
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future; and Adjusted EBITDA and Adjusted EBITDA margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures.

Other companies, including other companies in our industry, may not use such measures or may calculate the measures differently than as presented below, limiting their usefulness as comparative measures.

A reconciliation of net loss to Adjusted EBITDA and net loss margin to Adjusted EBITDA margin is set forth below. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(5,733)	$(1,324)	$(9,068)	$(5,069)
Interest expense	127	145	548	676
Income tax expense	1	9	17	15
Depreciation and amortization expense	226	127	520	396
EBITDA	$(5,379)	$(1,043)	$(7,983)	$(3,982)
Stock-based compensation	819	64	991	174
Gain on debt forgiveness - Paycheck Protection Program note payable	—	—	(1,364)	—
Forgiveness of employee promissory notes issued for stock option exercises	3,453	—	3,453	—
Change in fair value of warrant liabilities	(248)	—	644	229
Adjusted EBITDA	$(1,355)	$(979)	$(4,259)	$(3,579)
Net loss margin	-31.1%	-7.4%	-16.9%	-10.8%
Adjusted EBITDA margin	-7.3%	-5.5%	-7.9%	-7.6%

Winc, Inc.

Supplemental Information

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	in thousands, except for average order value
Consolidated
Adjusted EBITDA¹	$(1,355)	$(979)	$(4,259)	$(3,579)
Adjusted EBITDA margin	-7.3%	-5.5%	-7.9%	-7.6%
DTC
DTC net revenues	$12,674	$14,534	$39,525	$39,357
DTC gross profit	5,552	6,320	17,046	15,741
Average order value	74.52	64.75	70.77	61.07
Wholesale
Wholesale net revenues	$5,507	$2,662	$13,131	$6,685
Wholesale gross profit	2,096	849	5,398	2,187
Retail accounts	11,476	7,491	11,476	7,491

(1) Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. See the section titled "Non-GAAP Financial Measures" for additional information and a reconciliation of net loss to Adjusted EBITDA and net loss margin to Adjusted EBITDA margin.